UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2015, Community First, Inc., a Tennessee corporation (the “Company”) entered into redemption agreements (the “Series B Redemption Agreements”) with the holders of all of the 890 outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Shares”) pursuant to which the Company has agreed to redeem all of the Series B Shares (the “Series B Redemption”) for a per share redemption price (the “Series B Redemption Price”) equal to the sum of $1,000 and the amount of any accrued but unpaid dividends through the date the shares are redeemed. The Company believes that the Series B Shares will be redeemed on December 31, 2015 and that the total Series B Redemption Price per share as of that date will be $1,543.34. Following the Series B Redemption, no Series B Shares will remain outstanding.

On December 23, 2015, the Company entered into redemption agreements (the “Series A Redemption Agreements” and together with the Series B Redemption Agreements, the “Redemption Agreements”) with the holders of 5,901 of the 17,806 outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Shares”) pursuant to which the Company has agreed to redeem these 5,901 Series A Shares (the “Series A Redemption” and together with the Series B Redemption the “Redemptions”) for a per share redemption price (the “Series A Redemption Price”) equal to $600. The Company believes that these Series A Shares will be redeemed on December 31, 2015. None of the Series A Shares to be redeemed are held by the Company’s directors or executive officers or other individuals that are holders of the shares (each of whom has consented to the Series A Redemption and Series B Redemption), but rather are held by institutional investors that acquired the shares from the United States Department of the Treasury in April 2014. Following the Series A Redemption, 11,905 Series A Shares will remain outstanding.

As described in the preliminary proxy statement filed by the Company with the Securities and Exchange Commission on December 4, 2015, the Company intends to submit to the holders of the Series A Shares and the holders of the Company’s common stock for their approval at a special meeting of shareholders a collection of amendments to the Company’s charter to modify the terms of the Series A Shares to, among other things, (i) cancel the amount of undeclared dividends in respect of the Series A Shares; (ii) reduce the liquidation preference on the Series A Shares to $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends; (iii) reduce the dividend rate payable on the Series A Shares from 9% per annum to 5% per annum; (iv) change the designation of the Series A Shares from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Shares such that dividends or distributions on the Series A Shares will not accumulate unless declared by the Company’s board of directors and subsequently not paid; and (v) eliminate the restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, shares of its common stock or other junior stock or stock ranking in parity with the Series A Shares prior to paying accumulated but undeclared dividends or distributions on the Series A Shares.

The Company is using proceeds from the payment of a dividend to it from its bank subsidiary to pay the Series A Redemption Price and Series B Redemption Price. The Company also received a dividend from its bank subsidiary earlier in December 2015 in an amount, when combined with available cash of the Company, sufficient to pay on December 15, 2015 $4,808,631.78 of interest payments owed but not previously paid on the Company’s subordinated debentures issued in connection with an affiliate of the Company’s issuance of trust preferred securities. The Company also intends to utilize the proceeds of a dividend from its bank subsidiary to pay accrued but unpaid interest of $634,612.96 on a separate tranche of subordinated debentures due on December 31, 2015. As of December 31, 2015, the Company expects that it will be current in the payment of all of the interest payments due on its subordinated debentures through the end of the fourth quarter of 2015.

As a result of the Company’s payment of all previously deferred interest payments on its subordinated debentures as of December 31, 2015, the Company believes that it will able to reinstate all of its unrecognized deferred tax assets as of December 31, 2015. As previously disclosed in its SEC reports, it is possible that the Company may have to commence a new deferral period related to the payment of interest on all of its subordinated debentures commencing in the first or second quarter of 2016 but the Company has not yet reached a definitive conclusion regarding this.

Giving effect to the Redemptions, the payment of the deferred interest payments on the Company’s subordinated debentures in the fourth quarter of 2015 and the dividends paid from the bank subsidiary to the Company of amounts sufficient to fund these payments when combined with available cash at the Company, the Company’s bank subsidiary is expected to remain well capitalized as of December 31, 2015.

The closing of the Redemptions is subject to the satisfaction of certain customary closing conditions including, without limitation, (i) the representations and warranties of the Company and the shareholders whose shares are being redeemed included in the Redemption Agreements shall be true and correct in all material respects; (ii) the Company and the shareholders whose shares are to be redeemed shall have performed their covenants and other obligations under the Redemption Agreements in all material respects; (iii) the shareholders whose shares are being redeemed shall have delivered to the Company stock certificates evidencing their shares; (iv) no governmental authority shall have objected to the Redemptions; and (v) the Company shall have paid all accrued but unpaid interest then due and owing on the subordinated debentures previously issued by it in connection with the issuance of trust preferred securities by trusts affiliated with the Company. The Company has received all required regulatory approvals to consummate the Redemptions.

Certain of the statements made in this Current Report on Form 8-K, including, without limitation, with respect to the anticipated timing of the Series A Redemption and Series B Redemption and the interest payments on the subordinated debentures due on December 31, 2015 and thereafter, are “forward-looking statements” within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions of the future.

These forward-looking statements may not be realized due to a variety of factors, including, without limitation those described under Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 (File No. 000-49966) (the “2014 Form 10-K”) and in other reports we file with the SEC from time to time, and failure of the closing conditions to the Redemptions to be satisfied, the failure of the Company to make the deferred interest payments on the subordinated debentures due on December 31, 2015 or the Company’s ability to make the interest payments on the subordinated debentures in the first quarter of 2016 and thereafter and approval of the proposed amendments to the terms of the Series A Shares by the Company’s shareholders entitled to vote on those amendments.

Item 7.01	Regulation FD.

The information set forth below under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Jon Thompson

Name:	Jon Thompson
Title:	Chief Financial Officer

Date:     December 30, 2015